UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 2, 2010

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2207 Bridgepointe Parkway

Suite 500

San Mateo, California 94404

(Address of principal executive offices) (Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 2, 2010, Actuate Corporation (“Actuate”) filed a Current Report on Form 8-K (the “Form 8-K”) disclosing the completion of a take-over bid for all of the outstanding common shares of Xenos Group Inc., a corporation existing under the laws of the Province of Ontario, Canada (“Xenos”) by Actuate Canada International Corporation, a corporation existing under the laws of the Province of Ontario, Canada and a wholly-owned subsidiary of Actuate.

Upon completion of its analysis of Rule 3-05 and Article 11 of Regulation S-X, Actuate concluded the acquisition of Xenos was not a significant acquisition, such that financial information would not be required to be filed under Item 9.01(a) and/or Item 9.01(b) of Form 8-K. However, after review of comments from the Staff of the Securities Exchange Commission, Actuate has concluded the acquisition of Xenos was a significant acquisition. Thus, Actuate is now filing this Form 8-K-A to disclose the financial information required by Item 9.01(a) and Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Consolidated Financial Statements of Xenos Group, Inc. for the year ended September 30, 2009.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Financial Information combining the Xenos Group Inc. financial results for the year ended September 30, 2009 with the financial results of Actuate Corporation for the year ended December 31, 2009.

(d)	Exhibits

Exhibit Number	Description
9.01(a)	Consolidated Financial Statements of Xenos Group, Inc. for the year ended September 30, 2009.

9.01(b)	Unaudited Pro Forma Condensed Financial Information combining the Xenos Group Inc. financial results for the year ended September 30, 2009 with the financial results of Actuate Corporation for the year ended December 31, 2009.

23.1	Consent of Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation

Date: October 12, 2010	By:	/s/ Peter I. Cittadini
		Name:	Peter I. Cittadini
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
9.01(a)	Consolidated Financial Statements of Xenos Group, Inc. for the year ended September 30, 2009.

9.01(b)	Unaudited Pro Forma Condensed Financial Information combining the Xenos Group Inc. financial results for the year ended September 30, 2009 with the financial results of Actuate Corporation for the year ended December 31, 2009.

23.1	Consent of Independent Registered Public Accounting Firm.